UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2021

Build-A-Bear Workshop, Inc.
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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

415 South 18th St., St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63103 ------------------ (Zip Code)

(314) 423-8000
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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BBW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.         Entry into a Material Definitive Agreement.

On December 17, 2021, Build-A-Bear Workshop, Inc. (the “Company”), as borrowing agent; Build-A-Bear Retail Management, Inc., together with the Company, as borrowers (collectively, the “Borrowers”); and Build-A-Bear Workshop Franchise Holdings, Inc., Build-A-Bear Entertainment, LLC, Build-A-Bear Card Services, LLC and Build-A-Bear Workshop Canada, Ltd. (collectively, the “Guarantors”); entered into a First Amendment to Revolving Credit and Security Agreement (the “First Amendment”) with the lenders party thereto (the “Lenders”); and PNC Bank, National Association, as agent for Lenders (in such capacity, “Agent”). The First Amendment amended the Revolving Credit and Security Agreement (the “Original Credit Agreement,” and, as amended by the First Amendment, the “Credit Agreement”), dated as of August 25, 2020 among the Company, the Borrowers, the Guarantors, the Lenders, and the Agent. All capitalized terms used in this Item 1.01 and not otherwise defined in this Item 1.01 shall have the meanings given in the Credit Agreement.

Among other things and as described below, the First Amendment (i) extended maturity date of the Credit Agreement to December 17, 2026, (ii) eliminated the minimum interest payment requirement, (iii) reduced the facility fee related to undrawn availability, (iv) reduced the availability requirement under the financial covenant, (v) provides the Company with additional flexibility to make permitted investments, declare dividends, repay intercompany loans or repurchase its stock, (vi) increased the threshold amounts for certain events of default, and (vii) reduced the required frequency of various information and reporting requirements under certain circumstances.

The Credit Agreement continues to provide for a senior secured revolving loan in aggregate principal amount of up to $25,000,000 (subject to a borrowing base formula), which may be increased with the consent of the Lenders by an amount not to exceed $25,000,000, subject to the conditions set forth in the Credit Agreement (the “Increase Option”). The borrowing base under the Credit Agreement continues to be based on specified percentages of Eligible Credit Card Receivables, Eligible Inventory and, under certain circumstances, Eligible Foreign In-Transit Inventory and, in the discretion of the Agent, Eligible Receivables. The First Amendment eliminated certain eligibility requirements for Eligible Foreign In-Transit Inventory and Eligible Inventory. The Credit Agreement continues to provide for swingline loans of up to $5,000,000 and the issuance of standby or commercial letters of credit of up to $5,000,000.

Revolving advances under the Credit Agreement will continue to be secured (subject to permitted liens and certain other exceptions) by a first priority lien on substantially all of the personal property of the Company and all of its U.S. and Canadian subsidiaries, including certain receivables (including receivables from the sale inventory and credit card receivables but excluding certain franchise receivables), equipment and fixtures, intellectual property, inventory and equity interests held by the Borrowers and the Guarantors in their respective domestic and foreign subsidiaries.

Borrowings under the Credit Agreement continue to bear interest (a) a base rate determined under the Credit Agreement, or (b) at the Borrower’s option, at a rate based on LIBOR, plus in either case a margin based on average undrawn availability as determined in accordance with the Credit Agreement, but the First Amendment reduced such rates and reduced the LIBOR floor. A $500,000 minimum interest payment requirement has been eliminated and the Facility Fee Percentage which previously was either 0.50% or 0.375% depending on the Average Undrawn Availability was reduced to 0.25%.

The First Amendment extended maturity date of the Original Credit Agreement to December 17, 2026 (unless terminated earlier in accordance with the terms thereof).

The Credit Agreement continues to require the Company to comply with one financial covenant. Previously, under the Original Credit Agreement, the Company was required to maintain availability (as determined in accordance with the Credit Agreement) at all times equal to or greater than the greater of (a) 12.5% of the Loan Cap and (b) $3,125,000 (subject to increase upon exercise of the Increase Option). The First Amendment revised that covenant to require the Company to maintain availability (as determined in accordance with the Credit Agreement) at all times equal to or greater than the greater of (a) 10.0% of the Loan Cap and (b) $1,875,000 (subject to increase upon exercise of the Increase Option). The “Loan Cap” is the lesser of (1) $25,000,000 less the outstanding amount of loans and letters of credit under the Credit Agreement and (2) the borrowing base from time to time under the Credit Agreement. The First Amendment reduced the required frequency of various information and reporting requirements under certain circumstances.

The Credit Agreement continues to contain customary events of default, including without limitation events of default based on payment obligations, material inaccuracies of representations and warranties, covenant defaults, final judgments and orders, unenforceability of the Credit Agreement, material ERISA events, change in control, insolvency proceedings, and defaults under certain other obligations and the First Amendment increased the threshold amounts for certain events of default. An event of default may cause the applicable interest rate and fees to increase by 2% until such event of default has been cured, waived, or amended.

The Credit Agreement continues to contain typical negative covenants, including, among other things, that the Borrower will not incur indebtedness except for permitted indebtedness or make any investments except for permitted investments, declare dividends or repurchase its stock except as permitted, acquire any subsidiaries except in connection with a permitted acquisition, or merge or consolidate with any other entity or acquire all or substantially all of the assets of any other company outside the ordinary course of business. The First Amendment provides the Company with additional flexibility to make permitted investments, declare dividends, repay intercompany loans and repurchase its stock.

At the closing date of the First Amendment, the Borrowers had a $750,000 letter of credit issued and no outstanding indebtedness under the Credit Agreement and the Company is currently in compliance with the Credit Agreement covenants.

Relationship to PNC

The Company has or may have had customary banking relationships with PNC based on the provision of a variety of financial services, including lending, commercial banking and other advisory services.

The foregoing description of the First Amendment is only a summary of material terms and conditions of such document and is qualified in its entirety by reference to the First Amendment, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein. In addition, the Company has previously filed the Original Credit Agreement as Exhibit 10.1 to its Current Report on Form 8-K, filed on August 31, 2020.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1
First Amendment to Revolving Credit and Security Agreement dated as of December 17, 2021 among the Company and Build-A-Bear Retail Management, Inc., as borrowers; Build-A-Bear Workshop Franchise Holdings, Inc., Build-A-Bear Entertainment, LLC, Build-A-Bear Card Services LLC and Build-A-Bear Workshop Canada, Ltd., as guarantors; the lenders party thereto; and PNC Bank, National Association, as agent for lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: December 22, 2021	By:	/s/ Voin Todorovic
	Name:	Voin Todorovic
	Title:	Chief Financial Officer

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